UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2021

THEMAVEN, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street, 27th Floor, New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Definitive Agreement

Acquisition of College Spun Media Incorporated

On June 4, 2021, theMaven, Inc. (“Maven”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Maven Media Brands, LLC, Maven’s wholly-owned subsidiary (“Maven Media”), College Spun Media Incorporated (“College Spun”), Matthew Lombardi (“Lombardi”), Alyson Shontell Lombardi (“Shontell-Lombardi”), Timothy Ray (“Ray” and, together with Lombardi and Shontell-Lombardi, the “Seller Shareholders”), Andrew Holleran (“Holleran” and, together with Seller Shareholders, the “Seller Parties”), and Matthew Lombardi as the “Representative,” pursuant to which, Maven Media will acquire all of the issued and outstanding shares of capital stock of College Spun (the “College Spun Stock”).

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, in exchange for the College Spun Stock, Maven Media agreed to pay a purchase price, comprised of a cash payment of an aggregate of $11 million (the “Cash Payment”) and the issuance of an aggregate of 4,285,714 restricted shares of common stock of Maven (the “Stock Payment”), with one-half of the shares vesting on the first anniversary of the closing date and the remaining one-half of the shares vesting on the second anniversary of the closing date. The Cash Payment will be paid as follows: (i) on the closing date, a cash payment of $10 million; (ii) on the first anniversary of the closing date, a cash payment of $500,000; and (iii) on the second anniversary of the closing date, a cash payment of $500,000. The Cash Payment is subject to a customary working capital adjustment based on cash and accounts receivable targets of College Spun as of the closing. Further, the vesting of the Stock Payment held by Seller Parties is subject to the continued employment of Lombardi and Holleran.

The Purchase Agreement contains certain customary representations, warranties, and covenants. The Purchase Agreement also includes post-closing covenants relating to the confidentiality obligations of the Seller Parties and employee non-solicitation obligations of Lombardi and Holleran (the “Restricted Seller Parties”), and the agreement of the Restricted Seller Parties not to compete with certain aspects of the business of College Spun following the closing of the transaction. The Purchase Agreement also provides that Maven Media and each of Lombardi and Holleran, will enter into an employment agreement, and that at least 75% of the other employees of College Spun will enter into employment agreements with Maven Media.

The transaction contemplated by the Purchase Agreement closed on June 4, 2021. As a result of this transaction, College Spun is now a wholly-owned subsidiary of Maven Media.

The foregoing is only a brief description of the respective material terms of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated by reference herein.

Securities Purchase Agreement

On June 2, 2021, Maven entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor signatory thereto (the “Purchaser”), pursuant to which Maven sold an aggregate of 7,142,857 shares of Common Stock, at a per share price of $0.70 (the “Purchase Price”) for gross proceeds of approximately $5 million (the “June Private Placement”). The June Private Placement is in addition to two earlier closings that occurred on May 20 and 25, 2021 (together with the June Private Placement, the “Private Placement”). The Private Placement raised aggregate gross proceeds of approximately $20.0 million. Maven intends to use the proceeds for general corporate purposes.

The Securities Purchase Agreement contains customary representations and warranties and agreements of Maven and the Purchaser and customary indemnification rights and obligations of the parties. Pursuant to the Securities Purchase Agreement, Maven agreed to reimburse B. Riley Securities, Inc., the non-accountable sum of $100,000 for its legal fees and expenses, which amount was paid in connection with the first closing on or about May 20, 2021.

Additionally, Maven and the Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Maven agreed to register the shares of Common Stock issued to the Purchaser in the Private Placement. Maven has committed to file the registration statement on the earlier of (i) in the event Maven does not obtain a waiver from the holders of the shares of Common Stock that were issued upon the conversion of the Series K Convertible Preferred Stock (the “Waiver”), within ten (10) calendar days following the date Maven’s Registration Statement(s) on Form S-1, registering for resale shares of Common Stock that were issued in connection with offerings prior to the date of the Registration Rights Agreement (the “Prior Registration Statements”), is declared effective by the Securities and Exchange Commission (the “Commission”) and (ii) in the event Maven does obtain the Waiver, the earliest practicable date on which the Company is permitted by Commission guidance to file the initial registration statement following the filing of the Prior Registration Statements (the “Filing Date”). Maven has also committed to cause the registration statement to become effective by no later than 90 days after the Filing Date (or, in the event of a full review by the staff of the Commission, 120 days following the Filing Date). The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such Purchaser pursuant to the Securities Purchase Agreement.

The foregoing is only a brief description of the respective material terms of the Securities Purchase Agreement and the Registration Rights Agreement and is qualified in their entirety by reference to the form of Securities Purchase Agreement and the form of Registration Rights Agreement that are filed as Exhibits 10.2 and 10.3, respectively to this Report and incorporated by reference herein.

Item 2.01 Competition of Acquisition or Disposition of Assets

The disclosure in Item 1.01 above relating to the entry into the Purchase Agreement in connection with the acquisition of College Spun are incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

Acquisition of College Spun Media Incorporated

The shares comprising the Stock Payment issued to the Seller Parties have not been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption under Section 4(a)(2) of the Act and Regulation D promulgated thereunder for transactions of an issuer not involving a public offering, and may not be offered or sold in the United States absent registration under the Act or an exemption from such registration requirements. Each of the Seller Parties represented in the Purchase Agreement that it is an accredited investor within the meaning of Rule 501 of Regulation D, and is acquiring the shares for investment only and not with a view toward, or for resale in connection with, the public sale or distribution thereof. The shares comprising the Stock Payment were offered without any general solicitation by Maven or its representatives.

Securities Purchase Agreement

The securities sold in the June Private Placement have not been registered under the Act, pursuant to an exemption under Section 4(a)(2) of the Act and Regulation D promulgated thereunder for transactions of an issuer not involving a public offering, and may not be offered or sold in the United States absent registration under the Act or an exemption from such registration requirements. The Purchaser signatory to the Securities Purchase Agreement represented in the Securities Purchase Agreement that it is an accredited investor within the meaning of Rule 501 of Regulation D, and is acquiring the shares in a private placement for investment only and not with a view toward, or for resale in connection with, the public sale or distribution thereof. The shares sold in the June Private Placement were offered without any general solicitation by Maven or its representatives. Neither this Report, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the shares described herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated June 4, 2021, by and among Maven, Maven Media, the Seller Parties, and the Representative.

10.2	Form of Securities Purchase Agreement among theMaven, Inc. and each of the several purchasers signatory thereto, which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2021.

10.3	Form of Registration Rights Agreement among theMaven, Inc. and each of the several purchasers signatory thereto, which was filed as Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: June 7, 2021	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer